                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


May 7, 1996

Mr. George D. Johnson, Jr.
Mr. Robert A. Brannon
Extended Stay America, Inc.
500 East Broward Boulevard
Suite 950
Fort Lauderdale, FL  33394-3073

RE:  $300 MILLION LINE OF CREDIT

Dear George and Bob:

The purpose of this commitment letter is to set forth the proposed terms and conditions upon which "CS First Boston", or any of its affiliates (the "Lender") will provide a line of credit up to $300 million. Such terms and conditions are as follows:


COMPANY:                Extended Stay America, Inc. ("STAY")

LOAN AMOUNT:            $300 million

SECURITY/UNDERWRITING:  The Line of Credit (the "Line") shall be secured by first mortgages, assignments of leases and rents, security deposits, etc. on certain extended stay hotels (the "Properties") owned or to be owned by each applicable Mortgagor as set forth below.

COMMITMENT FEE:         $3,000,000 (1.00%) of which $300,000 shall be earned and
                        paid upon execution of this Commitment and $2,700,000 shall be earned upon execution of the Credit Facility
                        Agreement (the "CFA").

DRAWDOWN FEE:           None

UNUSED LINE FEE:        None

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                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996





TERMINATION FEE:    None

BORROWER/MORTGAGOR: Loans shall be made to individual bankruptcy-remote, special-purpose entities controlled, directly or indirectly and owned by STAY.

LOAN FUNDING:       Subject to the provisions below, the Borrower/Mortgagor,
                    at the time a loan is to be funded, may choose at its sole discretion, the Fixed Rate or Floating Rate
                    Program.

                    Once a Program is selected, however, all loans will be funded under the chosen Program until $50 million of such loans have been made. After each $50 million of Loans have been advanced, Borrower/Mortgagor shall again be free to choose the Fixed or Floating Rate Program subject to the same $50 million aggregation requirement.

                    So long as Lender has not sold or participated loans made under the Floating Rate Program and to the extent that Borrower/Mortgagor has taken not less than $50 million in loans under such Floating Rate Program, it may convert said loans into the Fixed Rate Program as described below; provided, however, that Borrower may not elect to convert loans hereunder, if after giving effect to such conversion, the Lender would be left holding Floating Rate Loans greater than $0 but less than $50 million. In the event of any such conversion, Borrower and STAY shall be deemed to have selected the Fixed Rate Program for the purposes of the preceeding paragraph, unless, if after giving effect to such conversion, Lender holds Fixed Rate Loans equal to an integral multiple of $50 million. Borrower/Mortgagor shall pay for all closing costs relating to the conversions hereunder.

LOAN TERMS-FIXED RATE PROGRAM
- - -----------------------------

LOAN AMOUNT:        Loan amounts shall be made at the time of each property's
                    certificate of occupancy and shall be calculated based on the

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                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


                         lowest of: (a) a maximum of 65% of the lesser of the actual land acquisition and construction cost or estimated budgeted cost; (b) 65% of Appraised Value as determined by an MAI appraiser; or (c) a loan amount based on 1.40x DSC (based on projected "underwritable net cash flow" as defined below) using the greater of:
                         (i) a loan constant based on the actual interest rate using a 25-year amortization or (ii) an 11.5% loan constant.

                         To the extent that the Line encumbers any acquired properties with over 12 months of operating history, those loans shall be calculated based on the lowest of:
                         (a) a maximum of 65% of the acquisition cost; (b) 65% of Appraised Value as determined by an MAI appraiser; or (c) a loan amount based on 1.40x DSC (based on "underwritable net cash flow" as defined below) using the greater of: (i) a loan constant based on the actual interest rate using a 20-year amortization or
                         (ii) an 11.5% loan constant.

INTEREST RATE:           The interest rate will be fixed based on the
                         interpolated 7-year U.S. Treasury plus the spread as outlined below.

SPREAD: The applicable spread for each loan shall be based upon the rate set on the date the loan is funded, it being understood that once a Fixed Rate Spread has been determined for a loan, in no event shall it be reduced. The Spread shall be as follows:


                             Aggreate Fixed                 Spread
                             Rate Loans Funded              in Basis Points
                             -----------------              ---------------
                             $0 - 75 MM                        +385
                             $75.01 - 150 MM                   +375
                             $150.01 - 225 MM                  +365
                             $225.01 - 300 MM                  +355

FUNDING TERM:            STAY may draw under the Line during the three year
                         period following execution of the CFA.

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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


LOAN TERM:               All loans shall be due the earlier of 7 years and 3
                         months from the date of the first loan funding or 8 years from the execution of the CFA.

PREPAYMENT:              Years 1-5:                  Locked out
                         Year 6:                      1% penalty
                         Year 7 (First 6 months):    .5% penalty
                         Year 7 (Last 6 months):     Prepayable at par.


                         Notwithstanding the above, all Prepayment provisions for purposes of the Fixed Rate Program shall be based on the date on which the applicable loan actually funds and shall allow that said loan to be prepayable at par during its final six months.

AMORTIZATION:            Based on a 15-year schedule.


LOAN TERMS-FLOATING RATE PROGRAM
- - --------------------------------

LOAN AMOUNT:             Loan amounts shall be made at the time of each
                         property's certificate of occupancy and shall be calculated based on the lowest of: (a) a maximum of 65% of the lesser of the actual land acquisition and construction cost or estimated budgeted cost; (b) 65% of Appraised Value as determined by an MAI appraiser;
                         or (c) a loan amount based on 1.40x DSC (based on projected "underwritable net cash flow" as defined below) using the greater of: (i) a loan constant based on the actual interest rate using a 25-year amortization or (ii) an 11.5% loan constant.

                         To the extent that the Line encumbers any acquired properties with over 12 months operating history, those loans shall be calculated based on the lowest of: (a) a maximum of 65% of the acquisition cost; (b) 65% of Appraised Value as determined by an MAI appraiser; or
                         (c)
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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


                                a loan amount based on 1.40x DSC (based on "underwritable net cash flow" as defined below) using the greater of: (i) a loan constant based on the actual interest rate using a 20-year amortization or (ii) an 11.5% loan constant.

     INTEREST RATE:             The interest rate will float monthly based on
                                the 30-day LIBOR plus 300 basis points.

     FUNDING TERM:              STAY may draw under the Line during the 3-year
                                period following the execution of the CFA.

     LOAN TERM:                 All loans shall be due 3 years from the date
                                following execution of the CFA.

     PREPAYMENT:                Year 1: Locked out
                                Years 2-3:  Prepayable at par

                                Notwithstanding the above, all Prepayment provisions for purposes of the Floating Rate Program shall be based on the date on which the applicable loan actually funds and shall allow that said loan shall be prepayable at par during its final six months. Additionally, the Borrower/Mortgagor shall be liable for any prepayment penalty created with regard to any LIBOR contract breakage costs.

     AMORTIZATION:              Based on a 20-year schedule and an assumed 9.90%
                                interest rate.

     GENERAL TERMS
     -------------

     CROSS-COLLATERALIZATION:   Properties encumbered by the Line shall be
                                cross-defaulted and cross-collateralized with one another. Notwithstanding the foregoing, the Lender may modify and release the cross-collateralization and cross-defaulting of individual loans in its sole discretion to create separate pools of Loans.

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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


     RECOURSE:                  The Lender will have recourse to STAY equal to
                                25% of the aggregate, non-securitized principal balance outstanding under the Line at the time of the default. Said recourse shall be released
                                (for the loans that have been securitized) upon securitization provided there have been no defaults that have not been cured under the Line. In addition, STAY and Borrower/Mortgagor shall be responsible for any interest due on any loan which has not been securitized.

                                The Lender will have full recourse to
                                Borrower/Mortgagor.

     RELEASES:                  Individual releases of Properties from the Line
                                shall be allowed within 12 months of a loan funding at Borrower/Mortgagor's request to the extent that said loan(s) have less than 1.25X
                                DSC and (i) the Lender receives the greater of 1% of the outstanding principal balance or yield maintenance to the extent that said loan is subject to lock out provisions plus any relevant
                                LIBOR contract breakage costs and (ii) the remaining loans in the pool have not less than 1.55X DSC.

                                After the lock out period, any loan may be released from the line such that Lender receives: (i) (x) the greater of 120% of its original allocated loan amount and (y) 95% of any net sales proceeds (with such excess in either instance to be used to paydown the aggregate loan balance), (ii) any required prepayment penalty and (iii) an opinion from Borrower/Mortgagor's counsel acceptable to Lender and its counsel regarding the continued nonconsolidation of STAY with any Borrower/Mortgagor.

                                Upon a Release as described above, Line capacity shall remain unchanged.

     UNDERWRITABLE NET

     CASH FLOW:                 "Underwritable Net Cash Flow" shall be defined
                                as the most recent 12 months of actual revenues
                                (or reasonable projected revenues, as
                                appropriate) at the lower of actual or

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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


                                95% occupancy, less actual (or projected, as appropriate) expenses including a 4% management fee and a 5% FF&E reserve. The management agreement shall also include an additional 1% management fee, subordinated to Lender's debt service. In addition, the management agreement shall be terminable, at Lender's option, upon default.

     COSTS AND EXPENSES:        Borrower/Mortgagor shall be responsible for all
                                customary loan closing related expenses, including, but not limited to, the cost of title insurance, transfer and recording fees, and the fees and expenses of Lender's counsel.
                                Borrower/Mortgagor shall reimburse Lender and
                                Servicer for any out of pocket expenses, including travel, due diligence (including appraisal, architectural, environmental and engineering reports), legal costs and miscellaneous expenses. Lender and STAY shall agree on reasonable, per asset limits on such expenses.

     RESERVES:                  The Lender shall hold as additional collateral
                                for its loan (i) reserves from loan proceeds at closing, if required, for deferred maintenance, capital improvements, and environmental remediation, (ii) any required real estate tax and insurance premium escrow account, (iii) a to-be-agreed upon FF&E reserve, and (iv) a liquidity reserve for 4 month's debt service (to be reduced and released upon certain specified property performance).

     RIGHT OF REFUSAL:          STAY, prior to funding of the first loan, must
                                deliver to Lender proof, to be determined in its sole discretion, that it has fulfilled its obligations to other parties regarding required financings under other credit lines or has received a waiver thereto.

                                With regard to the Line, in the event STAY finances in excess of $175 million of secured hotel debt (excluding construction financing, the existing $100 million mortgage facility, and the financing of any loans rejected by Lender) with another lender within the Funding Term, without

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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


                                financing at least $100 million of hotel debt under the Line, Lender's obligations under the Line shall be terminated at Lender's option.

     OTHER INDEBTEDNESS:        The Borrower/Mortgagor will not incur any other
                                indebtedness related to the Properties (i.e., Properties securing loans under the Line.)

     LOAN DOCUMENTATION:        All documentation shall be in form and content
                                acceptable to Lender and its counsel, and shall be supported by acceptable representations and warranties of the Borrower/Mortgagor, opinions of counsel and proof of related matters that counsel shall deem necessary.

     PROCESS: Borrower/Mortgagor shall submit detailed information (per a to-be-determined schedule) regarding a prospective property to Lender and Lender shall have 5 business days to approve or decline said request upon receipt of selected information provided that Lender has, prior thereto, received substantially all of the information not less than 15 business days prior thereto. Said time periods described above shall be doubled for the initial four prospective Properties presented to Lender. At the time that the Commitment is executed, form loan documents shall have been prepared to facilitate quick turnaround.

     ASSUMABILITY:              Loans under the Line may be assumed subject to
                                Lender and Rating Agency approval (if
                                applicable), defeasance reserves, other Rating
                                Agency (if applicable) and Lender requirements, and upon payment of a 1% (of outstanding balance) transfer fee at the time of the Assumption.

     LOAN COVENANTS:            Pre-conditions of funding of the first loan
                                under the Line: STAY shall have completed at least $100 million in a follow-on equity or quasi-equity offering.

                                Pre-conditions of funding of any loan under the
                                Line: 1) STAY's stock market capitalization shall at all times be at

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

                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


                                least $300 million; 2) the current Board of Directors shall always constitute a majority of the Board; 3) both Wayne Huizenga and George Johnson shall be Board members to the extent that they are living and have not been declared judicially incompetent; 4) neither STAY nor any of its subsidiaries shall have had a bankruptcy filing; 5) STAY's overall debt service coverage shall always exceed 1.40x (not including cash flows and associated debt related to properties in service for less than nine months); 6) STAY's overall book debt/total capitalization ratio cannot exceed 70%; 7) STAY's tangible net worth shall always exceed $50 million; 8) the dividend payout by STAY shall not be in excess of 50% of the difference between net income over cumulative losses not included in the previous definition of net income; 9) STAY shall at all times have unrestricted and unpledged cash on hand of not less than $20 million; 10) a declared default or acceleration under other STAY financings which financings are in principal amount exceeding $10 million, and 11) other customary loan covenants.

                                Events of Default/Acceleration: 1) the current Board of Directors shall not constitute a majority of the Board; 2) either Wayne Huizenga or George Johnson shall cease to be Board members to the extent that they are living and have not been declared judicially incompetent;
                                3) a bankruptcy filing by either STAY or any of its subsidiaries; 4) STAY's tangible net worth shall always exceed $50 million; 5) the dividend payout by STAY shall be in excess of 50% of the difference between net income over cumulative losses not included in the previous definition of net income; 6) a declared default or acceleration under other STAY financings which financings are in principal amount exceeding $10 million, and 7) other customary loan covenants.

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                 CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION
                                  May 7, 1996


     SECURITIZATION:            CS First Boston shall have a right of first
                                refusal with regard to the securitized financing of the Floating Rate Loans. Such right of first refusal shall be based upon the then-competitive fees for said engagement based on the size, complexity and other relevant conditions. In addition, STAY will cooperate with Lender in any securitization it undertakes of STAY-sponsored loans in terms of Rating
                                Agency and investor meetings, site inspections, management interviews, provision of additional information, etc.



     Please acknowledge your acceptance of the terms and conditions relating to the financing described herein by executing the acknowledgment below. By your signature below, you agree to work exclusively with CS First Boston and CS First Boston Mortgage Capital Corporation to proceed in good faith to mutually acceptable Loan Documents. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original.


     Sincerely,



     William S. Pitofsky
     Managing Director



     Acknowledged:



     By:                                By: /s/ Robert A. Brannon
        ------------------------------     -----------------------------------
         Mr. George D. Johnson, Jr.         Mr. Robert A. Brannon
         Chief Executive Officer            Chief Financial Officer

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